Exhibit 13(o)
                                    AMENDMENT

                             DATED: January 1, 2004
                                   ----------------
                      TO ADMINISTRATIVE SERVICES AGREEMENT
                              BETWEEN ARMADA FUNDS
                    AND BOSTON FINANCIAL DATA SERVICES, INC.

1. GENERAL BACKGROUND. Armada Funds ("Company") and Boston Financial Data Services, Inc. ("Boston Financial") are parties to an Administrative Services Agreement dated as of April 2002 (the "Agreement") pursuant to which Company has employed and appointed Boston Financial to perform certain record-keeping services for employers sponsoring certain retirement plans covered under the Agreement.

2.       AMENDMENT

   2.1 In accordance with the Amendments provision in SECTION 6 of the Agreement the parties hereby agree to amend the Agreement to add the following SECTION 3.6 as set forth below and SCHEDULE 3.6 attached, to include (i) delegated duties to be performed by Boston Financial and
         (ii) terms under which delegated duties are to be performed:

                  "3.6 ANTI-MONEY LAUNDERING ("AML") DELEGATION. If Company elects to delegate to Boston Financial certain AML duties under this Agreement, the parties will agree to such duties and terms as stated in the attached schedule ("Schedule 3.6") entitled "AML Delegation" which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the duties by Boston Financial pursuant to this SECTION 3.6, Company agrees to pay Boston Financial for the reasonable administrative expense that may be associated with such additional duties in the amount as the parties may from time to time agree in writing in accordance with SECTION 4 (Compensation) below."

   2.2 All defined terms and definitions in the Agreement shall be the same in this amendment (the "AML Amendment") except as specifically revised by the AML Amendment.

   2.3 Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

ARMADA FUNDS                                BOSTON FINANCIAL DATA SERVICES, INC.

By:    /s/ Kathleen T. Barr                 By:    /s/ Linda Nelson
       ------------------------------              -----------------------------
Name:  Kathleen T. Barr                     Name:  Linda Nelson
       ------------------------------              -----------------------------
Title: Chief Administrative Officer         Title: Vice President
       and Chief Compliance Officer                -----------------------------
       ------------------------------

                                  SCHEDULE 3.6
                                 AML DELEGATION

1.      DELEGATION.  In  connection  with  the  enactment  of  the  Uniting  and
        Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the regulations promulgated thereunder, (collectively, the "USA PATRIOT Act"), Company developed and implemented a written anti-money laundering program (the "AML Program"), which is designed to satisfy the requirements of the USA PATRIOT Act. Under the USA PATRIOT Act, a financial institution can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider. Company is desirous of having Boston Financial perform certain delegated duties pursuant to the AML Program and Boston Financial desires to accept such delegation.

2. LIMITATION ON DELEGATION. Company acknowledges and agrees that in accepting the delegation hereunder, Boston Financial is agreeing to perform only those services that have been expressly delegated hereby as the same may from time to time be amended and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by Company with the USA PATRIOT Act or for any other matters that have not been further delegated hereunder. Additionally, the parties acknowledge and agree that Boston Financial shall only be responsible for performing the delegated duties with respect to the ownership of, and transactions in, those Plans for which Boston Financial maintains the applicable Participant information.

3. CONSENT TO EXAMINATION. In connection with the performance by Boston Financial of the delegated duties below, Boston Financial understands and acknowledges that Company remains responsible for assuring compliance with the USA PATRIOT Act and that the records Boston Financial maintains for Company relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. Boston Financial hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, Boston Financial will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

4.      DELEGATED DUTIES.

4.1 Consistent with the services provided by Boston Financial and with respect to the beneficial ownership of, and transactions in, the Plans for which Boston Financial maintains the applicable Participant information, Boston Financial shall:

        (a) Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

        (b) Review special payee checks through OFAC database;

        (c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

                                  SCHEDULE 3.6
                                 AML DELEGATION
                                   (continued)


        (d) Review wires sent pursuant to banking instructions other than those on file with Boston Financial;

        (e) Review accounts with small balances followed by large purchases;

        (f) Review accounts with frequent activity within a specified date range followed by a large redemption;

        (g) On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Plans to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

        (h) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Participant notices required by the IRS;

        (i) Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to financial institutions; prepare and file the SAR. Provide Company with a copy of the SAR within a reasonable time after filing; notify Company if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR; and

        (j) Compare account information to any FinCEN request received by Company and provided to Company pursuant to USA PATRIOT Act Sec. 314(a). Provide Company with documentation/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames.

        (k) In accordance with procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties) (i) verify the identity of any Participant seeking to open an account with a Plan, (ii) maintain records of the information used to verify the Participant's identity and (iii) determine whether the Participant appears on any lists of known or suspected terrorists or terrorists organizations provided to Company by any government agency.

4.2 In the event that Boston Financial detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by Boston Financial of a SAR, a Form 8300 or other similar report or notice to OFAC, then Boston Financial shall also immediately notify Company; unless prohibited by applicable law.


ARMADA FUNDS                                BOSTON FINANCIAL DATA SERVICES, INC.



By:    /s/ Kathleen T. Barr                 By:    /s/ Linda Nelson
       ------------------------------              -----------------------------